As filed with the United States Securities and Exchange Commission on May 17, 2024.

Registration No: 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________
Leonardo DRS, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________

Delaware	13-2632319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2345 Crystal Drive, Suite 1000 Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)
Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (Amended and Restated Effective May 15, 2024)
(Full Title of the Plan)
______________________
William J. Lynn III Chief Executive Officer 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 (703) 416-8000
(Name, address, and telephone number, including area code, of agent for service) ______________________
Copies to:
Kevin Smith Oriana Pietrangelo Winston & Strawn LLP 200 Park Ave New York, NY 10166 (212) 294-6700	Mark A. Dorfman Executive Vice President, General Counsel and Secretary 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 (703) 416-8000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 8,197,142 shares of common stock, par value $0.01, per share (“Common Stock”) of Leonardo DRS, Inc., a Delaware corporation (the “Company” or “we”) that may be awarded under the Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (amended and restated effective May 15, 2024) (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Company’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 29, 2022 (Registration No. 333-268575), which is hereby incorporated by reference.
These shares of Common Stock consist of (i) 8,100,000 shares of Common Stock that have become reserved for issuance in accordance with the 2024 amendment and restatement of the Plan, plus (ii) 97,142 shares of Common Stock that may be issued in accordance with the “recycling” provisions of the Plan, which provide that shares of Common Stock subject to certain forfeited, canceled, terminated or expired awards may be re-issued under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:
•The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on February 28, 2024;
•The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 1, 2024;
•The Company’s Current Reports on Form 8-K filed on January 2, 2024 and May 16, 2024; and
•The description of the Company’s Common Stock contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-4 (Amendment No. 2) (File No. 333-266494) filed with the Commission on September 9, 2022, as updated by the description of the Company’s Common Stock contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any subsequent amendment or report filed for the purpose of updating such description.
In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
No document or information deemed to be furnished and not filed in accordance with the rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits
The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.
EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K12B filed on November 28, 2022).
4.2	Amendment to the Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2023).
4.3	Amended and Restated Bylaws of Leonardo DRS, Inc., as in effect (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B filed on November 28, 2022).
5.1	Opinion of Winston & Strawn LLP (filed herewith).
10.1	Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (amended and restated effective May 15, 2024) (filed herewith).
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP (filed herewith).
23.3	Consent of KPMG LLP (filed herewith).
24.1	Power of Attorney (set forth on signature page).
107	Filing Fee Table (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on the 17th day of May, 2024.

Leonardo DRS, Inc.

By:	/s/ William J. Lynn III
Name:	William J. Lynn III
Title:	Chief Executive Officer

POWERS OF ATTORNEY
The undersigned officers and directors do hereby constitute and appoint Michael D. Dippold and Mark A. Dorfman, and any of them, with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William J. Lynn III	Chairman, Chief Executive Officer (Principal Executive Officer and Director)	May 17, 2024
William J. Lynn III

/s/ Michael D. Dippold	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2024
Michael D. Dippold

/s/ Pamela J. Morrow	Senior Vice President and Controller (Principal Accounting Officer)	May 17, 2024
Pamela J. Morrow

/s/ Frances F. Townsend	Lead Independent Director	May 17, 2024
Frances F. Townsend

/s/ Gail S. Baker	Director	May 17, 2024
Gail S. Baker

/s/ General George W. Casey, Jr. (Ret.)	Director	May 17, 2024
General George W. Casey, Jr. (Ret.)

/s/ Mary E. Gallagher	Director	May 17, 2024
Mary E. Gallagher

/s/ Kenneth J. Krieg	Director	May 17, 2024
Kenneth J. Krieg

/s/ Dr. Louis R. Brothers	Director	May 17, 2024
Dr. Louis R. Brothers

/s/ Eric C. Salzman	Director	May 17, 2024
Eric C. Salzman

/s/ David W. Carey	Director	May 17, 2024
David W. Carey